Exhibit 10.19

Rights and Obligations Assumption Letter

This entity, Dongguan Qishi Country Garden Kindergarten Co., Ltd., is the subsidiary established by BGY Education Investment Management Co., Ltd. (“Investor”) and registered at Dongguan City’s branch office of the Administration for Industry and Commerce on January 12, 2018.The Investor holds 100% of the equity interests in this entity.

In accordance with the Exclusive Management Service and Business Cooperation Agreement (“Agreement”) entered into by and between Investor, Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd. and other relevant parties on January 25, 2017, this entity shall join the Agreement according to Article 10.1 of the Agreement as a “New Subsidiary of Party B” under the Agreement.

This entity hereby agrees to join the Agreement as a “New Subsidiary of Party B” of the Investor, enjoy the rights under the Agreement, and perform the obligations according to the Agreement. This Assumption Letter shall come into effect upon the date of execution.

Dongguan Qishi Country Garden Kindergarten Co., Ltd. (Seal) Seal of Dongguan Qishi Country Garden Kindergarten Co., Ltd. Affixed

By:	/s/ Li Ling
Name:	Li Ling
Title:	Legal Representative
Date:	February 5, 2018